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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-61036 and 333-89943) pertaining to the InsWeb Corporation 1995 Stock Option Plan, 1997 Stock Option Plan, Senior Executive Nonstatutory Stock Option Plan and 1999 Employee Stock Purchase Plan of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of InsWeb Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/  ERNST & YOUNG LLP

Sacramento, California
March 23, 2004

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors